UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Prime Impact Acquisition I

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On September 7, 2022, Prime Impact Acquisition I (the “Company”) determined to postpone the Company’s extraordinary general meeting of its shareholders (the “Special Meeting”) from the previously scheduled date of Wednesday, September 7, 2022.

The Special Meeting will now be held on Tuesday, September 13, 2022, at 2:00 p.m. Eastern Time. There is no change to the location, the record date, the purpose or any of the proposals to be acted upon at the Special Meeting. The live-webcast for the Special Meeting will be available by visiting https://www.cstproxy.com/primeimpactacquisitioni/2022.

Holders of the Company’s Class A ordinary shares are entitled to request that the Company redeem all or a portion of their shares for cash in connection with the Special Meeting until 5:00 PM, Eastern Time, on Friday, September 9, 2022 (two business days prior to the Special Meeting).